Exhibit 99.1

LQR House Inc. Announces Pricing of Initial Public Offering

Miami Beach, FL, August 9, 2023 – LQR House Inc. (the “Company” or “LQR House”) (NASDAQ: LQR), a company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space, today announced the pricing of its initial public offering (the "Offering") of 1,000,000 shares of common stock (“Common Stock”) at a public offering price of $5.00 per share. The Common Stock are expected to begin trading on the Nasdaq Capital Market on August 10, 2023, under the ticker symbol “LQR”.

The Company expects to receive aggregate gross proceeds of $5,000,000 from this Offering, before deducting underwriting discounts and other related expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 150,000 shares of Common Stock at the public offering price, less the underwriting discounts. The Offering is expected to close on August 11, 2023, subject to satisfaction of customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), is acting as sole book-running manager for the Offering. Nauth LPC is acting as counsel to the Company, and Carmel, Milazzo & Feil LLP is acting as counsel to EF Hutton in connection with the Offering.

Proceeds from the Offering will be used for (i) acquisitions of alcoholic beverage brands; (ii) investing in marketing of existing brands, including SWOL; (iii) working capital and general corporate purposes; (iv) compensating certain executive officers.

A registration statement on Form S-1 relating to the Offering, as amended, was filed with the Securities and Exchange Commission (the “SEC”) (File Number: 333-272660) and was declared effective by the SEC on August 9, 2023. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the Offering, when available, may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002. In addition, a copy of the prospectus relating to the Offering may be obtained via the SEC's website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offers, solicitations or sales would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About LQR House Inc.

LQR House is a dynamic and forward-thinking e-commerce marketing company that intends to become the full-service digital marketing and brand development face of the alcoholic beverage space. Currently, LQR House has a key partnership with Country Wine & Spirits Inc. (“CWS”), granting the Company a full control over all marketing operations on CWSpirits.com, large alcohol ecommerce platform. With a deep passion for the world of beverages, LQR House takes pride in curating marketing strategies aimed to elevate brands to new heights. Composed of a team of seasoned professionals, LQR House focuses on crafting marketing solutions tailored to each client's unique needs. Through strategic partnerships, creative branding, and digital prowess, LQR House intends to be at the forefront of the wine and spirits marketing landscape, making it the go-to choice for brands seeking to thrive in a competitive industry.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company's Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company's registration statement and other filings with the SEC. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

LQR@bacchus.agency